Exhibit 99.2

Notice of Guaranteed Delivery

ENABLE MIDSTREAM PARTNERS, LP

Offer to Exchange

$500,000,000 aggregate principal amount of 2.400% Senior Notes due 2019 for

$500,000,000 aggregate principal amount of 2.400% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Offer to Exchange

$600,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 for

$600,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 that have been registered under the Securities Act

Offer to Exchange

$550,000,000 aggregate principal amount of 5.000% Senior Notes due 2044 for

$550,000,000 aggregate principal amount of 5.000% Senior Notes due 2044 that have been registered under the Securities Act

Pursuant to the Prospectus dated                     , 2015

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer, as defined below, if (i) certificates for Enable Midstream Partners, LP’s (the “Partnership”) 2.400% Senior Notes due 2019 (CUSIP No. 292480AA8) (the “outstanding 2019 notes”), 3.900% Senior Notes due 2024 (CUSIP No. 292480AC4) (the “outstanding 2024 notes”) or 5.000% Senior Notes due 2044 (CUSIP No. 292480AE0) (the “outstanding 2044 notes” and, together with the outstanding 2019 notes and the outstanding 2024 notes, the “outstanding notes”) are not immediately available or if all required documents are unlikely to reach U.S. Bank National Association, the Exchange Agent, on or prior to the Expiration Date for the applicable series of outstanding notes, as defined below; or (ii) a book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, facsimile, mail or overnight carrier to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” in the Prospectus dated                     , 2015. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding notes pursuant to the Exchange Offer, (a) a properly completed and duly executed Notice of Guaranteed Delivery must be delivered on or prior to the Expiration Date for the applicable series of outstanding notes and (b) a properly completed and duly executed Letter of Transmittal relating to the outstanding notes or a facsimile thereof, or an agent’s message in lieu thereof, together with the outstanding notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such outstanding notes to the Exchange Agent’s account at The Depository Trust Company, or DTC, must be received by the Exchange Agent within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus or the Letter of Transmittal, as the case may be.

The Exchange Offer and withdrawal rights for each series of outstanding notes will expire at 5:00 p.m., New York City time, on , 2015, unless extended (the “Expiration Date”). Tenders of a series may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date for that series.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By First Class Mail:

U.S. Bank National Association

Attn: Specialized Finance

60 Livingston Avenue—EP-MN-WS2N

St. Paul, MN 55107-2292

By Courier or Overnight Delivery:

U.S. Bank National Association

Attn: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

For Facsimile Transmission (eligible institutions only):

651-495-8158

Attn: Specialized Finance

Confirm via email:

escrowexchangepayments@usbank.com

Requests for material or questions regarding the exchange should be directed to:

U.S. Bank National Association

5555 San Felipe St., Suite 1150

Houston, TX 77056

Attention: Mauri J. Cowen

713-235-9206

mauri.cowen@usbank.com

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Enable Midstream Partners, LP, a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2015, as the same may be amended or supplemented from time to time, and the related Letter of Transmittal, which together constitute the Exchange Offer, receipt of which is hereby acknowledged, the aggregate principal amount of outstanding notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery.”

Name of Registered Holder(s)

Title of Series	Certificate Number(s) (if available)	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*
2.400% Senior Notes due 2019
3.900% Senior Notes due 2024
5.000% Senior Notes due 2044

If outstanding notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

*	Must be in denominations of U.S. $2,000 and any higher integral multiple of $1,000.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:

Address:

Area Code and Telephone No.:

The Notice of Guaranteed Delivery must be signed by the holder(s) of the outstanding notes exactly as their name(s) appear on certificates for the outstanding notes or on a security position listing as the owner of the outstanding notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information, and unless waived by the Partnership, provide proper evidence satisfactory to the Partnership of such person’s authority to act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a bank, trust company or other nominee having an office or correspondent in the United States or another eligible guarantor institution (as defined in the Prospectus), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the Letter of Transmittal, together with the outstanding notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such outstanding notes to the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three trading days for the New York Stock Exchange after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that (1) it must deliver to the Exchange Agent the Letter of Transmittal or a facsimile thereof, or an agent’s message in lieu thereof, and the outstanding notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such outstanding notes to the Exchange Agent’s account at DTC within the time period set forth above and (2) that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Print)

Title:

Dated:

Do not send certificates for outstanding notes with this form. Actual surrender of certificates for outstanding notes must be made pursuant to, and be accompanied by, an executed Letter of Transmittal.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth in this Notice of Guaranteed Delivery before the Expiration Date for the applicable series of outstanding notes. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of outstanding notes, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt required, properly insured. As an alternative to delivery by mail, holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the outstanding notes referred to in this Notice of Guaranteed Delivery, the signatures must correspond exactly with the name(s) written on the face of the outstanding notes without alteration, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the outstanding notes, the signature must correspond with the name shown on the security position listing as the owner of the outstanding notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any outstanding notes listed or a participant of DTC whose name appears on a security position listing as the owner of the outstanding notes, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the outstanding notes or signed as the name of the participant is shown on DTC’s security position listing, and also must be accompanied by such opinions of counsel, certifications and other information as the Partnership or the trustee for the outstanding notes may require in accordance with the restrictions on transfer applicable to the outstanding notes.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit the Notice of Guaranteed Delivery evidence satisfactory to the Partnership of the person’s authority to so act.

3. Questions, Requests For Assistance And Additional Copies. Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front of this Notice of Guaranteed Delivery. Additional copies of the Prospectus, the Letter of Transmittal, the Notice of Guaranteed Delivery and Form W-8 may be obtained from the Exchange Agent at the address and telephone/facsimile numbers indicated above, or from your broker, dealer, commercial bank, trust company or other nominee.